Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere herein. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Introduction

The following unaudited pro forma condensed combined financial statements and accompanying notes are provided to aid you in your analysis of the financial aspects of the Transactions and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.”

The unaudited pro forma condensed combined financial statements give effect to the Merger and other events contemplated by the Merger Agreement as described in this proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the unaudited consolidated balance sheet of DMA as of December 31, 2023 with the audited balance sheet of TruGolf Nevada as of December 31, 2023, giving effect to the transactions as if they occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2023 combines the unaudited consolidated statement of operations of DMA for the twelve months ended December 31, 2023 and the audited statement of operations of TruGolf Nevada for the year ended December 31, 2023, giving effect to the transactions and other events contemplated by the Merger Agreement as if they have been consummated on January 1, 2023 (the beginning of the earliest period presented).

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New TruGolf’s financial condition or results of operations would have been had the Transactions and Material Events occurred on the dates indicated. Further, the pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New TruGolf. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

the accompanying notes to the unaudited pro forma condensed combined financial statements;

● the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of TruGolf Nevada and DMA included herein.

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The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2023 has been prepared using the following:

● unaudited consolidated statement of operations of DMA for the twelve months ended December 31, 2023 (not included elsewhere in this proxy statement/prospectus);

● audited statement of operations of TruGolf Nevada for the year ended December 31, 2023.

Description of the Business Combination

On January 31, 2024, we completed the business combination and transactions contemplated thereby (the “Business Combination”) as set forth in that certain Amended and Restated Agreement and Plan of Merger (as amended), dated July 21, 2023, as amended, including by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated December 7, 2023, and as it may be further amended and/or restated from time to time (the “Merger Agreement”). On the Closing Date, (i) the total number of DMA Class A Shares issued as Merger Consideration in connection with the Business Combination was 5,750,274, and these DMA Class A Shares represent approximately 44.0%, of the issued and outstanding DMA Common Stock immediately following the closing of the Business Combination, (ii) the total number of DMA Class B Shares issued in connection with the Business Combination was 1,716,860 DMA Class B Shares, and these DMA Class B Shares represent approximately 13.1%, of the issued and outstanding DMA Common Stock immediately following the closing of the Business Combination. As a result of the Merger, TruGolf Nevada became a wholly-owned subsidiary of DMA, with the shareholders of TruGolf Nevada becoming stockholders of DMA.

As contemplated by the Merger Agreement, DMA changed its name to TruGolf Holdings, Inc. Prior to and in connection with the approval of the Business Combination, holders of 378,744 DMA Class A Shares properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the IPO, calculated as of two business days prior to the completion of the Business Combination, which was approximately $11.50 per share resulting in the removal of $4,355,556 from the trust account. In addition, in connection with the January 26, 2024 meeting to amend certain provisions of DMA’s corporate documents allowing DMA to extend its existence, an additional 943 shares were redeemed resulting in the removal of an additional $10,845 from the trust account. As a result, existing DMA stockholders elected to redeem approximately 379,687, or approximately 8.7% of the then-outstanding shares of 4,357,964.

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Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DMA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma condensed combined financial statements give effect to the Merger and other events contemplated by the Merger Agreement as described in this proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the unaudited consolidated balance sheet of DMA as of December 31, 2023 with the audited balance sheet of TruGolf Nevada as of December 31, 2023, giving effect to the transactions as if they occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2023 combines the unaudited consolidated statement of operations of DMA for the twelve months ended December 31, 2023 and the audited statement of operations of TruGolf Nevada for the year ended December 31, 2023, giving effect to the transactions and other events contemplated by the Merger Agreement as if they have been consummated on January 1, 2023 (the beginning of the earliest period presented).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

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The pro forma adjustments reflecting the consummation of the Transactions and Material Events are based on certain currently available information and certain assumptions and methodologies that each of TruGolf Nevada and DMA believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of TruGolf Nevada and DMA believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions and Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

In addition to the Merger Consideration set forth above, the TruGolf Nevada Stockholders will also have a contingent right to receive up to an aggregate of an additional 4.5 million DMA Class A Shares (the “Earnout Shares”), as additional consideration, with each share valued at $10 per share (the “Purchaser Share Price”) during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned, based on the combined company meeting criteria relating to (i) consolidated gross revenue, (ii) VWAP (as defined below) of DMA Class A Shares, or (iii) number of qualified franchise locations opened. The Earnout Shares shall be allocated into three tranches consisting of a first tranche of 1,000,000 Earnout Shares (the “First Tranche”), a second tranche of 1,500,000 Earnout Shares (the “Second Tranche”), and third tranche of 2,000,000 Earnout Shares (the “Third Tranche”). The Earnout Shares will be earned as set forth below:

a) The First Tranche of a maximum of 1,000,000 Earnout Shares will be earned as follows (i) in the event that the gross consolidated gross revenue of New TruGolf and its subsidiaries (the “ Gross Revenues”) for 2024 equals or exceeds Thirty Million Dollars ($30,000,000) but is less than Forty Two Million Dollars ($42,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the First Tranche or in the event that the Gross Revenues for 2024 equals or exceeds Forty Two Million Dollars ($42,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the First Tranche; or (ii) in the event that the dollar volume-weighted average price(“VWAP”) of the DMA Class A Shares is at least $13.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to received100% of the First Tranche or, in the event that ten (10) or more Qualified Franchise Locations (as defined in the Merger Agreement) are opened prior to the end of the calendar year 2024, then the TruGolf Nevada Stockholders shall be entitled to received100% of the First Tranche.

b) The Second Tranche of a maximum of 1,500,000 Earnout Shares will be earned as follows (i) in the event that the Gross Revenues for 2025 equals or exceeds Fifty Million Dollars ($50,000,000) but is less than Sixty Five Million Dollars ($65,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the Second Tranche or in the event that the Gross Revenues for 2025 equals or exceeds Sixty Five Million Dollars ($65,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche; or (ii) in the event that the VWAP of DMA Class A Shares is at least $15.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche or, in the event that thirty (30) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2025, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche.

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c) The Third Tranche of a maximum of 2,000,000 Earnout Shares will be earned as follows (i) in the event that the Gross Revenues for 2026 equals or exceeds Eighty Million Dollars ($80,000,000) but is less than One Hundred Million Dollars ($100,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the Third Tranche or in the event that the Gross Revenues for 2026 equals or exceeds One Hundred Million Dollars ($100,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche; or (ii) in the event that the VWAP of DMA Class A Shares is at least $17.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche or, in the event that fifty (50) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2026, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche.

If at the end of a Price Measurement Period, a Revenue Milestone or a Price Milestone or a Franchise Milestone is not met, TruGolf Nevada Stockholder shall not be entitled to receive the applicable portion of the Earnout Shares.

The accounting for the Earnout Shares was first evaluated under ASC 718 to determine if the arrangement represents a share-based payment arrangement. Considering that the Earnout Shares are part of the Merger Consideration and there are no service conditions nor any requirement of TruGolf Nevada Stockholders to provide goods or services, we determined that the Earnout Shares are not within the scope of ASC 718. In reaching this conclusion, we focused on the fact that the Earnout Shares are not provided to any holder of options or unvested stock but rather the arrangement is provided only to vested equity holders.

Next, we determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480. Based upon the analysis, we concluded that the Earnout Shares should not be classified as a liability under ASC 480.

We next considered the conditions in ASC 815-10-15-74 and ASC 815-40 and concluded that the Earnout Shares are not within the scope of ASC 815. Therefore, the Earnout Share arrangement is appropriately classified in equity.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. TruGolf Nevada and DMA have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 379,687 out of the total 574,764 shares of DMA common stock subject to redemption, for an aggregate redemption price of $4.37 million out the Trust Account. No other shares of DMA common stock were subject to redemption, plus a convertible debt financing of $15,500,000 with 10% Original Issuance Discount (“OID”) were available to fund expenses in connection with the Merger and to fund future cash needs of New TruGolf.

Included in the shares outstanding and weighted-average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of New TruGolf common stock issued to legacy TruGolf Nevada shareholders on the closing date of the Business Combination, the shares of New TruGolf common stock that were held by existing DMA investors, the shares of New TruGolf common stock issued to I-Bankers as marketing fees in relation to the Business Combination, and the shares of New TruGolf common stock issued to Ellenoff Grossman & Schole LLP as fees for their services.

Upon closing of the Business Combination, shares of TruGolf Nevada common stock outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

	Accrual Redemptions
	Number of Shares Owned	% Ownership

TruGolf Nevada shareholders (1)	7,467,134	56.2%
Private Placement Investors (2)	571,450	4.3%
DMA Public stockholders (3)	1,460,077	11.0%
DMA Directors and officers	280,000	2.1%
DMA Sponsor (4)	3,162,500	23.8%
I-Bankers (5)	313,952	2.4%
Ellenoff Grossman & Schole LLP (6)	20,000	0.2%
Total	13,275,113	100%

(1) In connection with the Business Combination, 13,098 TruGolf Nevada ordinary shares were exchanged for 7,467,134 shares of New TruGolf common stock, consisting of 5,750,274 shares of Class A common stock and 1,716,860 shares of Class B common stock.

(2) DMA’s Insiders had an aggregate of 406,500 units, which contain 406,500 Private Placement Shares and 406,500 Private Rights. I-Bankers had an aggregate of 113,000 units, which contain 113,000 Private Placement Shares and 113,000 Private Rights. Each holder of a private right received one-tenth (1/10) of one share of DMA Class A common stock upon consummation of initial business combination. Private placement shares were the shares of DMA Class A common stock. The 519,500 shares of DMA Class A common stock and 519,500 Private Right were exchanged for a total of 571,450 shares of New TruGolf common stock upon the closing of the Business Combination.

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(3) Prior to and in connection with the approval of the Business Combination, holders of 378,744 DMA Class A Shares properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the IPO. In addition, in connection with the January 26, 2024 meeting to amend certain provisions of DMA’s corporate documents allowing DMA to extend its existence, an additional 943 shares were redeemed, resulting in actual redemptions of 379,687 shares out of the total 574,764 shares of DMA common stock subject to redemption. Upon the closing of the Business Combination, 1,265,000 shares of New TruGolf Class A common stock were issued upon the conversion of 12,650,000 public rights.

(4) In connection with the Business Combination, 3,162,500 shares of DMA Class A common stock held by the Sponsor and its affiliates were converted into 3,162,500 shares of New TruGolf Class A common stock.

(5) Reflects the payment of transaction fee pursuant to the BCMA Amendment due at Closing, which was paid to I-Bankers a transaction fee equal to (i) $2,000,000 in cash and (ii) 212,752 New TruGolf Class A Common Shares, and an aggregate of 101,200 Representative Shares issued in connection with the IPO were exchanged to New TruGolf common stock upon the closing of the Business Combination.

(6) Up to 20,000 shares of Class A Common Stock issued to Ellenoff Grossman & Schole LLP as fees for their services.

Material Events and Background Relevant to Material Events

On November 2, 2023 and December 7, 2023, DMA executed loan agreements with certain accredited investors (together, the “Prior Loan Agreements”) pursuant to which such investors agreed to loan DMA up to an aggregate $11,000,000 in exchange for the issuance of convertible notes and warrants. On February 2, 2024, TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.) (the “Company”) executed a securities purchase agreement (the “Purchase Agreement”) with each of the investors that executed the Prior Loan Agreements, which replaced, in their entirety, the Prior Loan Agreements, and with additional investors (together, the “PIPE Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the PIPE Investors agreed to purchase from the Company (i) senior convertible notes in the aggregate principal amount of up to $15,500,000 (the “PIPE Convertible Notes”), (ii) Series A warrants to initially purchase 1,409,091 shares of the Company’s Class A common stock (the “Series A Warrants”); and (iii) Series B warrants to initially purchase 1,550,000 shares of the Company’s Class A common stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “PIPE Warrants”) (the “PIPE Financing”).

The Purchase Agreement contemplates funding of the investment (the “Investment”) across multiple tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $4,650,000 of PIPE Convertible Notes will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $4,185,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company will also issue the PIPE Investors the Series A Warrants and the Series B Warrants.

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Subject to satisfying the conditions discussed below, the Company has the right under the Purchase Agreement, but not the obligation, to require that the PIPE Investors purchase additional Notes at up to two additional closings. Upon notice at any time after the 2nd trading day following the Initial Closing Date, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $4,650,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $4,185,000, if (i) the Registration Statement (as described below) has been filed; and (ii) certain customary closing conditions are satisfied (the “First Mandatory Additional Closing”). Upon notice at any time after the 2nd trading day following the date that the First Mandatory Additional Closing is consummated, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $6,200,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $5,580,000, if (i) the shareholder approval is obtained (as described below); (ii) the Registration Statement has been declared effective by the SEC; and (iii) certain customary closing conditions are satisfied (the “Second Mandatory Additional Closing”).

In addition, pursuant to the Purchase Agreement, each PIPE Investor has the right, but not the obligation, to require that, upon notice, the Company sell to such PIPE Investor at one or more additional closings such PIPE Investor’s pro rata share of up to a maximum aggregate principal amount of $10,850,000 in additional PIPE Convertible Notes (each such additional closing, an “Additional Optional Closing”); provided that, the principal amount of the additional PIPE Convertible Notes issued at each Additional Optional Closing must equal at least $250,000. If a PIPE Investor has not elected to effect an Additional Optional Closing on or prior to August 2, 2024, such PIPE Investor shall have no further right to effect an Additional Optional Closing under the Purchase Agreement.

Exchange of TruGolf Nevada Shares for Shares of New TruGolf

Based on 13,098 TruGolf Nevada ordinary shares outstanding immediately prior to the closing of the Business Combination, the Exchange Ratio determined in accordance with the terms of the Merger Agreement is approximately 570.10. New TruGolf issued 7,467,134 shares of New TruGolf common stock to legacy TruGolf Nevada shareholders in the Business Combination, determined as follows:

TruGolf Nevada shares outstanding as of immediately prior to the Closing
Ordinary shares, par value $0.01 per share	13,098
Exchange Ratio	570.10
Estimated shares of New TruGolf common stock issued to TruGolf Nevada shareholders upon Closing	7,467,134

(1) The shares issued to legacy TruGolf Nevada shareholders consists of 5,750,274 shares of New TruGolf Class A common stock and 1,716,860 shares of New TruGolf Class B common stock.

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Accounting for the Business Combination

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DMA will be treated as the acquired company for accounting purposes, whereas TruGolf Nevada will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of TruGolf Nevada issuing shares for the net assets of DMA, accompanied by a recapitalization. The net assets of TruGolf Nevada will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of TruGolf Nevada. TruGolf Nevada has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Legacy TruGolf Nevada stockholders expecting to have a majority of the voting power of New TruGolf,
●	TruGolf Nevada comprising the ongoing operations of New TruGolf,
●	TruGolf Nevada contributing a majority of the governing body members of New TruGolf, and
●	TruGolf Nevada’s senior management comprising the senior management of New TruGolf.

Accordingly, for accounting purposes, the Merger will be treated as the equivalent of TruGolf Nevada issuing stock for the net assets of DMA, accompanied by a recapitalization. The net assets of DMA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of TruGolf Nevada.

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Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

Unaudited

(Amounts in thousands of US$, except for per share data)

	DMA	TruGolf Nevada	Transaction Accounting adjustment		Pro Forma Balance Sheet

ASSETS

Current assets:
Cash and cash equivalents	$178	$3,298	10,438	A	$13,914
Restricted cash	-	2,100	-		2,100
Accounts receivable, net	-	2,399	-		2,399
Inventory, net	-	2,119	-		2,119
Prepaid expenses	-	262	-		262
Marketable investment securities	-	2,479	-		2,479
Other current assets	-	-	-		-
Cash and marketable securities held in Trust Account	6,703	-	(6,703)	B	-

Total current assets	6,881	12,657	3,735		23,273

Property, plant and equipment, net	-	234	-		234
Right of use assets	-	973	-		973
Other long-term assets	-	1,906	-		1,906

TOTAL ASSETS	$6,881	$15,770	$3,735		$26,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$-	$2,060	-		$2,060
Customer deposits	-	1,704	-		1,704
Notes payable, current portion, net of discount	85	9	(85)	C	9
Notes payable to related parties, current portion	2,065	1,237	(2,065)	D	1,237
Line of credit	-	803	-		803
Line of credit margin account	-	1,981	-		1,981
Convertible notes payable, net	-	955	10,540	E	11,495
Accrued interest	-	460	-		460
Accrued and other current liabilities	1,492	1,125	(1,492)	F	1,125
Accrued and other current liabilities - related parties	6	-	(6)	G	-
Taxes payable	57	-	-		57
Lease liability, current portion	-	334	-		334

Total current liabilities	3,705	10,668	6,892		21,265

Non-current liabilities:
Notes payable, net of current portion	-	2,404	-		2,404
Note payables to related parties, net of current portion	-	861	-		861
Dividends notes payable	-	4,024	-		4,024
Gross sales royalty payable	-	1,000	-		1,000
Lease liability, net of current portion	-	668	-		668
Other liabilities	-	63	-		63
Deferred underwriting commissions	4,428	-	(4,428)	H	-

Total liabilities	8,133	19,688	2,464		30,285

COMMITMENTS AND CONTINGENCIES
Common stock subject to redemption	6,537	-	(6,537)	I	-

STOCKHOLDERS’ (DEFICIT) EQUITY

Preferred stock	-	-	-		-
Common stock Class A Common stock	-	-	1	J	1
Class B Common stock	-	-	-		-
Additional paid in capital	-	10,480	(614)	K	9,866
Treasury stock	-	(2,037)	-		(2,037)
Accumulated other comprehensive income	-	(2)	-		(2)
Accumulated deficit	(7,789)	(12,359)	8,421	L	(11,727)

Total stockholders’ (deficit) equity	(7,789)	(3,918)	7,808		(3,899)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$6,881	$15,770	$3,735		$26,386

See accompanying notes to the unaudited pro forma condensed combined financial information.

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Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

Unaudited

(Amounts in thousands of US$, except for number of shares and per share data)

	DMA	TruGolf Nevada	Transaction Accounting adjustment		Pro Forma Balance Sheet

Revenues	$-	$20,584	$-		$20,584
Cost of revenues	-	(7,826)	-		(7,826)
Gross loss	-	12,758	-		12,758

Operating expenses:
Royalties	-	710	-		710
Franchise taxes	144	-	-		144
Salaries, wages and benefits	60	9,681	-		9,741
Selling, general and administrative	1,709	11,027	200	(AA)	12,936
Total operating expenses	1,913	21,418	200		23,531

Income from operations	(1,913)	(8,660)	(200)		(10,773)

Other income (expenses):
Interest expense	-	(1,731)	632	(BB)	(1,099)
Interest income	-	108	-		108
Loss on investment	-	-	-		-
Government grant	-	-	-		-
Other expenses	-	-	-		-
Investment income (loss) on investments held in Trust Account	352	-	55	(CC)	407
Total other income	352	(1,623)	687		(584)

(Loss) income before income taxes	(1,561)	(10,283)	487		(11,357)

Income tax	-	-	43	(DD)	43

Net (loss)	$(1,561)	$(10,283)	$444		$(11,400)

Other Comprehensive Income:

Unrealized gain in fair value of short-term investment	-	-	-		-

Comprehensive (loss) Income	$-	$(10,283)	$-		$(11,400)

Net loss per share
Basic and diluted - Class A	$(0.35)	$(857.35)			$(0.99)
Basic and diluted - Class B	N/A	N/A			$(6.64)

Weighted average number of shares
Basic - Class A	4,493,035	11,994	7,065,218	(EE)	11,558,253
Diluted - Class A	4,493,035	11,994	21,856,809		26,349,844
Basic and diluted - Class B	-	-	1,716,860		1,716,860

See accompanying notes to the unaudited pro forma condensed combined financial information.

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Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

(A) Represents pro forma adjustments to cash to reflect the following:

(Amounts in thousands of US$)
Release of the investments held in the Trust Account to cash and cash equivalents	$2,392	(1)
Repayment to sponsor’s loan	(2,065)	(2)
Payment of legal fees, and other DMA transaction-related fees	(2,901)	(3)
Payment of accrued expenses and tail insurance premium	(585)	(4)
Payment of legal fees, and other TruGolf Nevada transaction-related fees	(175)	(5)
Proceeds from the convertible debt financing at closing	13,815	(6)
Income tax payment	(43)	(7)
	$10,438

(1)	Reflects the reclassification of $2.4 million of cash held in the Trust Account at Closing after the redemption of 379,687 shares of DMA Class A common stock at a redemption price of $11.50 per share for an aggregate redemption of $4.4 million.

(2)	Reflects the repayments of the unsecured promissory notes in an aggregate principal amount of $2,065,000, which is comprised of: (i) an unsecured promissory note in the principal amount of $500,000 issued to the Sponsor on March 15, 2021 in connection with a portion of the IPO expense; (ii) an unsecured promissory note in the principal amount of $1,265,000 issued to two affiliates of the Sponsor on October 15, 2022 in connection with the First Extension, from October 29, 2022 to January 29, 2023; and (iii) an unsecured promissory note in the principal amount of $300,000 issued to an affiliate of the Sponsor on February 9, 2023 in connection with the Second Extension, from January 29, 2023 to July 29, 2023, pursuant to which a monthly payment of $50,000 had been deposited into the Trust Account after January 29, 2023 for six months. Pursuant to the fully executed Promissory Notes, each of the Promissory Notes bears no interest and is due and payable upon the earlier of the consummation of DMA’s initial business combination or the date of the liquidation of DMA.

(3)	Reflects the settlement of $2.9 million of DMA transaction costs at Closing due to advisory, legal and other acquisition-related transaction costs incurred. The acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

(4)	Reflects the payment of expenses due at Closing, such as tail insurance premium, which were excluded from acquisition-related transaction costs and charged to expenses in the unaudited pro forma statements of operations, including the repayment to the accrued expenses as of December 31, 2023, and the repayment to a promissory note of $84,617, which was issued to a third party in connection with the premium payment for DMA’s Directors and Officers insurance.

(5)	Reflects the settlement of $175,000 of TruGolf Nevada transaction costs at close in connection with the Business Combination, representing advisory, legal and other acquisition-related transaction costs incurred. The acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

(6)	Reflects the proceeds of $13.8 million from the convertible notes, net of 10% OID, pursuant to the securities purchase agreements executed on February 2, 2024.

(7)	We estimate our income tax obligations for the year ended December 31, 2023, which we shall pay from interest earned on the funds held in our Trust Account and released to us for this purpose.

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(B) Reflects the reclassification of $2.4 million of cash held in the Trust Account at Closing after the redemption of 379,687 shares of DMA Class A common stock at a redemption price of $11.50 per share for an aggregate redemption of $4.4 million. The breakdown is set forth in the following table.

(Amounts in thousands of US$)
Release of the investments held in the Trust Account to cash and cash equivalents at Closing	$(2,392)
Investment income on investments held in Trust Account subsequent to December 31, 2023 and up to Closing	55
The redemption of 379,687 shares of DMA Class A common stock at a redemption price of $11.50 per share for an aggregate redemption of $4.4 million	(4,366)

$(6,703)

(C) Reflects the repayment of a third-party promissory note in amount of $84,617 due at Closing.

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(D) Reflects the repayments of the unsecured promissory notes in an aggregate principal amount of $2,065,000, which is comprised of: (i) an unsecured promissory note in the principal amount of $500,000 issued to the Sponsor on March 15, 2021 in connection with a portion of the IPO expense; (ii) an unsecured promissory note in the principal amount of $1,265,000 issued to two affiliates of the Sponsor on October 15, 2022 in connection with the First Extension, from October 29, 2022 to January 29, 2023; and (iii) an unsecured promissory note in the principal amount of $300,000 issued to an affiliate of the Sponsor on February 9, 2023 in connection with the Second Extension, from January 29, 2023 to July 29, 2023, pursuant to which a monthly payment of $50,000 was deposited into the trust account after January 29, 2023, which was totaled $100,000 as of March 31, 2023, and $200,000 deposited after March 31, 2023. Pursuant to the fully executed Promissory Notes, each of the Promissory Notes bears no interest and is due and payable upon the earlier of the consummation of DMA’s initial business combination or the date of the liquidation of DMA.

(E) Represents pro forma adjustments to the convertible notes, pursuant to the securities purchase agreements executed on February 2, 2024 and the warrant cancellation agreements executed on July 10, 2023.

(Amounts in thousands of US$)
Convertible debt funded at Closing	$15,500	(1)
10% Original Issuance Discount	(1,550)	(2)
Debt discount due to the warrants granted	(3,325)	(3)
Debt discount due to legal fees	(135)	(4)
Reversal of debt discount	50	(5)
	$10,540

(1)	Reflects the principal of certain convertible debt financing in amount of $15.5 million pursuant to the securities purchase agreements executed on February 2, 2024.
(2)	Reflects the 10% Original Issuance Discount pursuant to the agreements set forth in footnote (1).
(3)	Reflects the fair value of 1,409,091 Series A warrants and 1,550,000 Series B warrants granted to the debt holders pursuant to the agreements set forth in footnote (1). The initial exercise price of the Series A Warrants shall be $13.00 per share for five years after the Closing, the fair value of the Series A Warrants was estimated to be approximately $2.28 million (or $1.61 per warrant) using the Black-Scholes option-pricing model as of the grant date based on the following assumptions: (1) expected volatility of 227.52%, (2) risk-free interest rate of 3.99% and (3) expected life of five years. The initial exercise price of the Series B Warrants shall be $10.00 per share for 30 months after the Closing, the fair value of the Series B Warrants was estimated to be approximately $2.15 million (or $1.38 per warrant) using the Black-Scholes option-pricing model as of the grant date based on the following assumptions: (1) expected volatility of 227.52%, (2) risk-free interest rate of 4.36 % and (3) expected life of 30 months.
(4)	Reflects the legal fee related to the debt financing.
(5)	Reflects the reversal of unamortized debt discount due to the cancellation of warrants, which was granted to TruGolf Nevada existing convertible debt holders in 2022. Pursuant to the Warrant Cancellation Agreements entered into on July 10, 2023 between TruGolf Nevada and the warrants holders, these warrants shall be cancelled at Closing of the Business Combination.

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(F) Reflects the reduction in accrued liabilities related to DMA transaction costs after the payment to legal, financial advisory and other professional fees at Closing of the Business Combination.

(G) Reflects the reduction in accrued liabilities due to related parties after the cash payment of $10,000 and the issuance of 280,000 shares of DMA Common Stock to DMA’s officers and directors at Closing of the Business Combination. This stock issuance was granted at DMA’s incorporation. The fair value of this stock issuance was determined by the fair value of the DMA’s Common Stock on the grant date, at a price of $0.02 per share.

(H) Reflects the payment of transaction fee pursuant to the BCMA Amendment due at Closing, which was payable to I-Bankers a transaction fee consisting of (i) $2,000,000 in cash and (ii) 212,752 New TruGolf Class A Common Shares.

(I) Reflects the reclassification of approximately $2.4 million of DMA Common Stock subject to possible redemption to permanent equity after the redemption of 379,687 shares of DMA Class A common stock at a redemption price of $11.50 per share for an aggregate redemption of $4.4 million.

(J) Represents pro forma adjustments to reclassify TruGolf Nevada Stockholders equity to paid in capital at Closing of the Business Combination, assuming the conversion of all DMA Rights, DMA Common Shares have been issued to I-Bankers and DMA’s officers and directors, and based on funds in the Trust Account available to DMA outside of the Trust Account at Closing, and all upon the terms and subject to the conditions set forth in the Merger Agreement, but does not take into account (i) any shares reserved for issuance under the Incentive Plan, or (ii) the issuance of any shares relating to any additional Private Placement Units that are issued or issuable to our Sponsor pursuant to the conversion of the Sponsor’s up to $1.5 million working capital loans that were made to DMA.

(K) Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

(Amounts in thousands of US$)
Common stock subject to redemption after consider the non-realized gain up to Closing and the actual redemption	$2,226
Reclassification of DMA’s historical retained earnings to additional paid in capital as part of the reverse recapitalization	(7,887)
Reduction in additional paid-in capital for acquisition related transaction expenses, net of accrual	(280)
Issuance of 280,000 shares to DMA’s officer and directors	6
Shares issuance to Ellenoff Grossman & Schole LLP as fees for their services due at Closing	250
Shares issuance to I-Bankers to settle $2,427,500 of deferred underwriters’ fees due at Closing	2,428
Fair value of the 1.4 million Series A warrants and 1.5 million Series B warrants granted in connection with the convertible notes described in (E)(3) above, which was executed on February 2, 2024	3,325
Cancellation of warrants at Closing, in connection with TruGolf Nevada existing convertible notes, pursuant to the Warrant Cancellation Agreements described in (E)(5) above.	(682)
$(614)

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(L) Represents pro forma adjustments to accumulated deficit balance to reflect the following:

(Amounts in thousands of US$)
Reclassification of DMA’s historical accumulated deficit to additional paid in capital as part of the reverse recapitalization	$7,886
Reflects the estimated income tax payment	(43)
Reflects the payment of expenses due at Closing, such as tail insurance premium	(200)
Reflects the decrease in accrued expenses due to discounts	146
Reversal of expenses due to warrants cancellation at Closing, in connection with TruGolf Nevada existing convertible notes, pursuant to the Warrant Cancellation Agreements described in (E)(5) above.	632
$8,421

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2023 are as follows:

(AA) Reflects the payment of expenses due at Closing, such as tail insurance premium, was expensed at the Closing. These costs are a non-recurring item that are not expected to recur in the next 12 months.

(BB) Represents pro forma adjustment to reflect the cancellation of warrants at the Closing of the Business Combination, in connection with TruGolf Nevada existing convertible notes. Pursuant to the Warrant Cancellation Agreements entered into on July 10, 2023 between TruGolf Nevada and the warrants holders, these warrants shall be cancelled at Closing of the Business Combination.

(CC) Reflects the unrealized gain on marketable securities held in the Trust Account up to the Closing.

(DD) Reflects the estimated income tax liabilities due to the interest income from marketable securities held in the Trust Account.

(EE) The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based on the number of New TruGolf shares outstanding as if the Business Combination had occurred at the beginning of the earliest period presented.

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Pro Forma weighted-average shares outstanding—basic and diluted is calculated as follows for the twelve months ended December 31, 2023:

Weighted-average shares outstanding—basic and diluted

Accrual Redemptions
Number of Shares Owned

Assume conversion of DMA Class A common stock into New TruGolf common stock effective January 1, 2023 as a result of assuming closing of the Business Combination on January 1, 2023	4,327,902
Assume reclassification of common stock subject to possible redemption to New TruGolf common stock effective January 1, 2023 as a result of assuming closing of the Business Combination on January 1, 2023	1,460,077
Assume on January 1, 2023 issuance of New TruGolf common stock to TruGolf Nevada shareholders as a result of assuming closing of the Business Combination on January 1, 2023	5,750,274
Assume on January 1, 2023 issuance of New TruGolf common stock to pay for the legal fee	20,000

Weighted average shares outstanding – Class A	11,558,253

Accrual Redemptions
Number of Shares Owned

Assume on January 1, 2023 issuance of New TruGolf common stock to TruGolf Nevada shareholders as a result of assuming closing of the Business Combination on January 1, 2023	1,716,860

Weighted average shares outstanding – Class B	1,716,860

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The following potentially dilutive instruments were not included in the calculation of weighted-average shares outstanding for the twelve months ended December 31, 2023 as their effects would have been anti-dilutive:

Accrual Redemptions

PIPE Convertible Notes (1)	6,700,000
Series A Warrants (1)	1,409,091
PIPE Series B Warrants (1)	1,550,000
Earnout Shares (2)	4,500,000
Underwriter warrants (3)	632,500
Total	14,791,591

(1) Pursuant to the terms and conditions of the Securities Purchase Agreements dated on February 2, 2024, the PIPE Investors agreed to purchase from the Company (i) senior convertible notes in the aggregate principal amount of up to $15,500,000 (the “PIPE Convertible Notes”), (ii) Series A warrants to initially purchase 1,409,091 shares of the Company’s Class A common stock (the “Series A Warrants”); and (iii) Series B warrants to initially purchase 1,550,000 shares of the Company’s Class A common stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “PIPE Warrants”) (the “PIPE Financing”).

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Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of our Class A common stock at an initial “Conversion Price” of $10.00 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Upon the voluntary conversion by the holders of the PIPE Convertible Notes, in addition to the issuance of the Class A common stock issuable upon conversion of the principal amount of PIPE Convertible Notes, the Company shall issue to the holders in Class A common stock the sum of (A) all accrued interest on the PIPE Convertible Notes to date plus (B) all interest that would otherwise accrued on such principal amount of the PIPE Convertible Notes if such converted principal would be held to the Maturity Date at the Conversion Price.

The initial conversion price (the “Conversion Price”) of the PIPE Convertible Notes is $10.00 per share; provided that the Conversion Price will be automatically reduced to the applicable Adjustment Price (as defined below) if on (i) the 45th calendar day after the initial issuance date, and/or (ii) the date the Registration Statement (as described below) is declared effective by the SEC (each, an “Adjustment Measuring Date”), the greater of (A) $2.00 with respect to $5.0 million in principal amount of PIPE Convertible Notes and $2.50 with respect to the remainder of the PIPE Convertible Notes (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (B) the lowest volume weighted average price (“VWAP”) on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Adjustment Measuring Date (each, an “Adjustment Price”), is less than the Conversion Price then in effect.

The Series A Warrants shall expire five years after issuance and shall initially be exercisable for an aggregate of 1,409,091 shares of Class A common stock, which number of shares shall be increased each time the holder exercises any Series B Warrants in an amount equal to 91% of the shares of Class A common stock issued pursuant to such Series B Warrant exercise. The initial exercise price of the Series A Warrants shall be $13.00 per share; provided that if on (A) the 45th calendar day after issuance, and/or (B) the date the Registration Statement (as described below) is declared effective by the SEC (each, a “Warrant Adjustment Measuring Date”), the exercise price then in effect is greater than the greater of (i) $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (ii) the lowest VWAP on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Warrant Adjustment Measuring Date, the exercise price shall automatically lower to such price.

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The Series B Warrants shall expire 30 months after issuance and shall initially be exercisable for an aggregate of 1,550,000 shares of Class A common stock. The initial exercise price of the Series B Warrants shall be $10.00 per share.

(2) At the Closing, subject to the terms and conditions set forth herein, the Company Stockholders shall receive the contingent right to receive up to an additional 4,500,000 shares of Purchaser Class A Common Stock. Assumes the earnout measurements will be met:

a) The First Tranche of a maximum of 1,000,000 Earnout Shares will be earned as follows (i) in the event that the gross consolidated gross revenue of New TruGolf and its subsidiaries (the “ Gross Revenues”) for 2024 equals or exceeds Thirty Million Dollars ($30,000,000)but is less than Forty Two Million Dollars ($42,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the First Tranche or (y) in the event that the Gross Revenues for 2024 equals or exceeds Forty Two Million Dollars ($42,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the First Tranche; or (ii) in the event that the dollar volume-weighted average price(“VWAP”) of the DMA Class A Shares is at least $13.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to received100% of the First Tranche or, in the event that ten (10) or more Qualified Franchise Locations (as defined in the Merger Agreement) are opened prior to the end of the calendar year 2024, then the TruGolf Nevada Stockholders shall be entitled to received100% of the First Tranche.

b) The Second Tranche of a maximum of 1,500,000 Earnout Shares will be earned as follows (i) in the event that the Gross Revenues for2025 equals or exceeds Fifty Million Dollars ($50,000,000) but is less than Sixty Five Million Dollars ($65,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the Second Tranche or (y) in the event that the Gross Revenues for 2025 equals or exceeds Sixty Five Million Dollars ($65,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche; or (ii) in the event that the VWAP of DMA Class A Shares is at least $15.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche or, in the event that thirty (30) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2025, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Second Tranche.

c) The Third Tranche of a maximum of 2,000,000 Earnout Shares will be earned as follows (i) in the event that the Gross Revenues for2026 equals or exceeds Eighty Million Dollars ($80,000,000) but is less than One Hundred Million Dollars ($100,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 50% of the Third Tranche or (y) in the event that the Gross Revenues for 2026 equals or exceeds One Hundred Million Dollars ($100,000,000), then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche; or (ii) in the event that the VWAP of DMA Class A Shares is at least $17.00 per share for at least twenty (20) out of thirty (30) trading days in the specified period, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche or, in the event that fifty (50) or more Qualified Franchise Locations are opened prior to the end of the calendar year 2026, then the TruGolf Nevada Stockholders shall be entitled to receive 100% of the Third Tranche.

(3) The Company issued to I-Bankers a five-year warrant to purchase 632,500 Shares of Class A common stock, equal to 5.0% of the Shares issued in the IPO (“Representative Warrants”). The exercise price of Representative Warrants is $12.00 per Share.

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